UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana		46278
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 28, 2011, Brightpoint, Inc. (the “Company”) entered into the Fifth Amendment to its Credit Agreement dated as of February 16, 2007 and amended effective July 31, 2007, November 20, 2007, March 12, 2009, and November 23, 2010. The Fifth Amendment, among other things, (i) increases the total borrowing capacity to $500 million from the prior capacity of approximately $450 million, (ii) extends the maturity date until September 2016, (iii) provides for an interest rate of 2.25% over LIBOR or approximately 2.50% with 30-day LIBOR at .25%, an interest rate that is approximately .50% lower than in the previous credit facility, and (iv) permits factoring transactions up to $250 million and investments in majority-owned joint ventures up to $30 million.

Bank of America, N.A. served as Administrative Agent with participation in the facility by Banc of America Securities Limited, Bank of America, N.A., Sydney Branch, The Royal Bank of Scotland N.V., Bank of America, N.A., DNB Nor Bank ASA, Fifth Third Bank, Nordea Bank Finland PLC, PNC Bank, National Association, BNP Paribas, Compass Bank, Deutsche Bank AG New York Branch, US Bank National Association, The Huntington National Bank, and The Royal Bank of Scotland PLC.

ITEM 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Brightpoint, Inc. regarding the entrance into the Fifth Amendment to the Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC.
(Registrant)

By:	/s/ Vincent Donargo
Vincent Donargo
Executive Vice President, Chief Financial Officer and Treasurer

Date: September 28, 2011